UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2022 (January 3, 2022)

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, the Board of Directors granted David Schaeffer, Chairman of the Board, President and Chief Executive Officer of the Company, an award of up to 160,000 shares of restricted stock (dependent upon meeting performance criteria). The stock has voting rights.  A portion of the grant, 72,000 shares, will vest in monthly increments of 6,000 shares starting on January 1, 2025 continuing through December 1, 2025. The remaining portion of the grant, with a target and a limit of 88,000 performance shares will vest on April 1, 2026 based on the following performance metrics:

1) Up to 29,333 shares based on the Company’s organic growth rate in revenue as compared to 1.5 times the organic growth rate of the NASDAQ Telecommunications Index (“NTI”) between January 1, 2022 and December 31, 2025. The terms and conditions of the grant are set forth in the grant agreement.

2) Up to 29,333 shares based on the Company’s organic growth rate in cash flows from operating activities as compared to 2.0 times the organic growth rate of the NTI between January 1, 2022 and December 31, 2025. The terms and conditions of the grant are set forth in the grant agreement.

3) Up to 29,334 shares based on the Company’s total shareholder return as compared to the total shareholder return of the NTI between January 1, 2022 and December 31, 2025. The terms and conditions of the grant are set forth in the grant agreement.

This description of the provisions of the Restricted Stock Award to Mr. Schaeffer does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Restricted Stock Award which is attached as Exhibit 10.1 to this current report on Form 8-K, and is incorporated herein by reference.

In addition, each other executive officer received a grant of restricted stock twenty percent of which vests in quarterly increments in March, June, September and December 2025.   The remaining twenty percent vests on December 1, 2025 based on attainment of customer satisfaction goals.  The restricted stock has voting rights.  The terms and conditions of the grants conform to the Form of Restricted Stock Award in use since 2017 for all grants from the Company to any of the Vice President named executive officers, which is referenced as Exhibit 10.2 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Restricted Stock Award, dated as of January 3, 2022, between the Company and David Schaeffer (filed herewith).
10.2	Form of Restricted Stock Award between the Company and the Vice President named executive officers (previously filed as Exhibit 10.2 to our Current Report on Form 8-K, filed on May 3, 2017, and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

January 5, 2022	By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer